UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
     Date of report (Date of earliest event reported)   September 9, 2011
WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-11953	30-0513080

(Commission File Number)	(IRS Employer Identification No.)
4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027

(Address of Principal Executive Offices)                    (Zip Code)
(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     In its quarterly report on Form 10-Q for the quarter ended June 30, 2011, Willbros Group, Inc. (the “Company”) disclosed that a covenant in the indenture (the “Indenture”) for the Company’s 6.5% Convertible Senior Notes due 2012 (the “6.5% Notes”) precludes the Company from incurring debt, excluding capital lease obligations, insurance premium notes and certain other debt, if the incurrence would cause the Company’s maximum total leverage ratio to exceed 4.0 to 1.0 and that, until leverage is reduced below 4.0 to 1.0, the Company will be unable to borrow under the credit agreement dated June 30, 2010, as amended (the “2010 Credit Agreement”).
     The Company has commenced a solicitation of consents (the “Consent Solicitation”) to amend (the “Proposed Amendment”) the Indenture. The purpose of the Consent Solicitation is to obtain approval of the Proposed Amendment from the holders of the 6.5% Notes to modify the Indenture. The Proposed Amendment would increase the maximum “Consolidated Leverage Ratio” for the quarters ending September 30, 2011, December 31, 2011 and March 31, 2012 and decrease the maximum Consolidated Leverage Ratio below the current 4.0 to 1.0 level for the remainder of 2012. In addition, the Proposed Amendment would conform the definition of “Consolidated EBITDA” in the Indenture to the definition of Consolidated EBITDA in the 2010 Credit Agreement. The Company believes that approval of the Proposed Amendment would enhance the Company’s financial flexibility for the remainder of fiscal 2011 and the first quarter of 2012 by enabling it to borrow up to the full $25.0 million of revolving loans otherwise available under the 2010 Credit Agreement.
     This current report on Form 8-K is not a solicitation of consents with respect to the Convertible Notes. The Consent Solicitation is being made solely in accordance with the terms and subject to the conditions stated in a Consent Solicitation Statement dated September 9, 2011 (the “Consent Solicitation Statement”) and in the related Consent Form, to holders of record as of 5:00 p.m., New York City time, on September 6, 2011. The Consent Solicitation is subject to a number of conditions that are set forth in the Consent Solicitation Statement, including, without limitation, (i) the receipt of the consent of the holders of at least a majority in aggregate principal amount of the outstanding 6.5% Notes and (ii) the execution and effectiveness of a supplemental indenture effecting the Proposed Amendment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.
Date: September 9, 2011	By:	/s/ Van A. Welch
Van A. Welch
Executive Vice President and Chief Financial Officer

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